Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 2, 2004 with respect to the financial statements of Surf-Communications Solutions BV, which appears in the Annual Report on Form 20-F of B.O.S. Better Online Solutions Ltd. (“BOS”) for the year ended December 31, 2004, in the Registration Statement on Form F-3 and related Prospectus of BOS for the registration of up to 2,638,060 of its ordinary shares.

Amsterdam, November 29, 2005

/s/ MAZARS PAARDEKOOPER HOFFMAN ——————————————————— MAZARS PAARDEKOOPER HOFFMAN

F.D.N, Walta RA